Exhibit 26(c)(19):  Amendment No. 5 to the Intercompany Agreement between Directed Services LLC and Security Life of Denver Insurance Company

Amendment No. 5 TO THE INTERCOMPANY AGREEMENT

This Amendment No. 5, effective as of March 01, 2016, amends the Intercompany Agreement, dated as of December 22, 2010, as amended (the “Agreement”), by and between Directed Services LLC (“DSL”) and Security Life of Denver Insurance Company (“SLD”).

W I T N E S S E T H

WHEREAS, DSL is an investment adviser for certain U.S. registered investment companies (“Funds”) and a registered broker-dealer distributing variable insurance contracts; and

WHEREAS, SLD is an insurance company which offers a variety of insurance products, including variable annuities; Funds advised by DSL are made available through sub-accounts to purchasers of these insurance products; and

            WHEREAS, DSL pays to SLD  the amounts derived from applying the annual rates listed in Schedule A against the average net assets invested in the Funds by SLD and by SLD non-insurance customers during the prior calendar month; and

WHEREAS, Schedule A is reviewed at least once each calendar quarter and may be modified at any time by mutual written consent; and.

            WHEREAS, the parties desire to clarify the Agreement by replacing Schedule A;

            NOW, THEREFORE, the parties agree as follows:

1.                  Schedule A to the Agreement is deleted in its entirety and is replaced with the attached Amended Schedule A.

2.                  Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

3.                  This Amendment may be executed in several counterparts, each of which shall be an original, but all of which together will constitute one and the same instrument.

4.                  In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be executed as of the day and year first above written.

DIRECTED SERVICES LLC	SECURITY LIFE OF DENVER INSURANCE COMPANY
By: /s/ Shaun P. Mathews	By: /s/ Lisa S. Gilarde
Name: Shaun P. Mathews	Name: Lisa S. Gilarde
Title: _______________________________	Title: Vice President

Amended Schedule A
This Schedule is effective as of March 1, 2016.

As described in Section 1 SLD shall be paid at the rates set forth immediately below.  In the case of funds of funds, payments will apply to the shares of the fund of funds held directly at the rate specified and will also apply to shares of underlying funds held indirectly through the fund of funds at the rates specified for those underlying funds calculated in the same manner as if the underlying funds were held directly.  No payments will be made with respect to assets in Class R6 Shares or Class Z Shares of the funds.

Payments listed in Schedule A shall not be made for assets contained in the following retirement plans:
• Voya Insurance and Annuity Company "Equifund" Retirement Plan
• Voya Financial Savings Plan & ESOP
• The 401(k) Plan for Voya Retirement Insurance and Annuity Company Agents
• Voya Investment Management LLC 401(k) Profit Sharing Plan

Fund Type	Fund	Rate
Fidelity Feeder	VY® Fidelity® VIP Contrafund® Portfolio	X.XX%
Fidelity Feeder	VY® Fidelity® VIP Equity-Income Portfolio	X.XX%
Fidelity Feeder	VY® Fidelity® VIP Mid Cap Portfolio	X.XX%
Funds of Funds	Voya Index Solution Portfolios	X.XXX%
Funds of Funds	Voya Retirement Portfolios	X.XXX%
Funds of Funds	Voya Solution Portfolios	X.XXX%
VIM Equity/Balanced	Voya Large Cap Growth Portfolio	X.XXX%
VIM Equity/Balanced	Voya Large Cap Value Portfolio	X.XXX%
VIM Equity/Balanced	Voya U.S. Stock Index Portfolio	X.XXX%
VIM Fixed	Voya Global Bond Portfolio	X.XXX%
VIM Fixed	Voya High Yield Portfolio	X.XXX%
VIM Fixed	Voya Limited Maturity Bond Portfolio	X.XXX%
VIM Fixed	Voya Liquid Assets Portfolio	X.XXX%
VIT Portfolios	VY® BlackRock Inflation Protected Bond Portfolio	X.XXX%
VIT Portfolios	VY® Clarion Real Estate Portfolio	X.XXX%
VIT Portfolios	VY® FMR Diversified Mid Cap Portfolio	X.XXX%
VIT Portfolios	VY® Franklin Income Portfolio	X.XXX%
VIT Portfolios	VY® Invesco Growth and Income Portfolio	X.XXX%
VIT Portfolios	VY® JPMorgan Emerging Markets Equity Portfolio	X.XXX%
VIT Portfolios	VY® JPMorgan Small Cap Core Equity Portfolio	X.XXX%
VIT Portfolios	VY® Morgan Stanley Global Franchise Portfolio	X.XXX%
VIT Portfolios	Voya Multi-Manager Large Cap Core Portfolio	X.XXX%
VIT Portfolios	VY® T. Rowe Price Capital Appreciation Portfolio	X.XXX%
VIT Portfolios	VY® T. Rowe Price Equity Income Portfolio	X.XXX%
VIT Portfolios	VY® T. Rowe Price International Stock Portfolio	X.XXX%
VIT Portfolios	VY® Templeton Global Growth Portfolio	X.XXX%
VPI Portfolios	VY® American Century Small-Mid Cap Value Portfolio	X.XXX%
VPI Portfolios	VY® Baron Growth Portfolio	X.XXX%
VPI Portfolios	VY® Columbia Contrarian Core Portfolio	X.XXX%
VPI Portfolios	VY® Columbia Small Cap Value II Portfolio	X.XXX%
VPI Portfolios	VY® Invesco Comstock Portfolio	X.XXX%
VPI Portfolios	VY® Invesco Equity and Income Portfolio	X.XXX%
VPI Portfolios	VY® JPMorgan Mid Cap Value Portfolio	X.XXX%
VPI Portfolios	VY® Oppenheimer Global Portfolio	X.XXX%
VPI Portfolios	VY® Pioneer High Yield Portfolio	X.XXX%
VPI Portfolios	VY® T. Rowe Price Diversified Mid Cap Growth Portfolio	X.XXX%
VPI Portfolios	VY® T. Rowe Price Growth Equity Portfolio	X.XXX%
VPI Portfolios	VY® Templeton Foreign Equity Portfolio	X.XXX%